Registration Statement No. 333-225297

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-08580504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

238 Richland Avenue West, Aiken, South Carolina	29801
(Address of principal executive offices)	(Zip code)

Security Federal Corporation 2018 Employee Stock Purchase Plan
(Full title of the plan)

J. Chris Verenes Chief Executive Officer Security Federal Corporation 238 Richland Avenue West Aiken, South Carolina 29801 (803) 641-3000	John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

This Registration Statement will become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

Security Federal Corporation (the “Company”) is a bank holding company, and the class of securities to which this Registration on Form S-8 (File No. 333-225297)(the “Registration Statement”) relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post Effective Amendment No.1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, of the Company, and related employee stock purchase plan shares therefor, registered under the Registration Statement that remain unissued under the Security Federal Corporation 2018 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aiken, State of South Carolina, on December 10, 2025.

SECURITY FEDERAL CORPORATION

By: /s/ J. Chris Verenes
J. Chris Verenes Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ J. Chris Verenes	December 10, 2025
J. Chris Verenes Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ Darrell Rains	December 10, 2025
Darrell Rains Chief Financial Officer (Principal Financial and Accounting Officer)
By:	/s/ Roy G. Lindburg	December 10, 2025
Roy G. Lindburg President and Director
By:	/s/ Timothy W. Simmons	December 10, 2025
Timothy W. Simmons Chairman of the Board and Director
By:	/s/ Frank M. Thomas, Jr.	December 10, 2025
Frank M. Thomas, Jr. Director

By:	/s/ Frampton W. Toole III	December 10, 2025
Frampton W. Toole III Director

By:	/s/ Richard T. Harmon	December 10, 2025
Richard T. Harmon
Director

By:	/s/ Jessica T. Cummins	December 10, 2025
Jessica T. Cummins Director
By:	/s/ Robert E. Alexander	December 10, 2025
Robert E. Alexander Director
By:	/s/ Thomas L. Moore	December 10, 2025
Thomas L. Moore Director
By:	/s/ William Clyburn	December 10, 2025
William Clyburn Director
By:	/s/ Harry O. Weeks, Jr.	December 10, 2025
Harry O. Weeks, Jr. Director